Exhibit 10.31 - Shaanxi Framework Agreement

                               FRAMEWORK AGREEMENT

On the principle of mutual benefit and joint development, the two parties to the agreement, after full feasibility study, have decided to set up a company to jointly engage in the relevant business. The following agreement is hereby formulated for this purpose:

SECTION 1: PARTIES TO THE AGREEMENT
Party A: Shaanxi Provincial Center for Audio and Visual Education
Legal representative: Li Jianjun
Address: 155 Yaowangdong, Xian, Shaanxi Province
Post code: 710003
Tel: 029-7340046
Fax: 029-7323812

Party B: Beijing Tengtu Tiandi Network Co., Ltd.
Legal representative: Zhang Fanqi
Address: 4th Floor, Orient Lianfa Building, Beijing West Railway Station Post code: 100055
Tel: 010-63982288
Fax: 010-63961802

SECTION 2: ITEMS AGREED
1. Both parties shall make contributions to set up a company with a provisional name of "Shaanxi Educational Network Co., Ltd." (hereinafter referred to as "the company").
2. Both parties agree that the business purpose of "the company" is to provide the educational information service to the public through the modern communication networks; to integrate excellent audio and visual education resources to promote the development of IT-based education in Shaanxi province; to speed up the project to connect the primary and middle schools in the province with the satellite broadband network.
3. Both parties agree that the provisional business scope of "the company" is to construct and operate Shaanxi Education Resources Center to provide distance learning service and sell the related education software in Shaanxi province.
4. Both parties agree that period for the cooperation is 12 years provisionally.





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SECTION 3 CONTRIBUTIONS
1.      Ways of contributions
        a. Party A shall contribute RMB 2,000,000 Yuan in currency, and RMB 2,000,000 Yuan in the form of expertise (to be evaluated).
        b.  Party B shall contribute RMB 6,000,000 Yuan in currency.
2.      Contribution proportion
        a. Party A shall contribute RMB 4,000,000 Yuan, accounting for 40% of "the company" stock;
        b. Party B shall contribute RMB 6,000,000 Yuan, accounting for 60% of "the company" stock;
3.      Contribution Time:
        a. Both parties agree that "the company" shall be registered in the registration department for industry and commerce before Jan. 31, 2002.
        b. Both parties shall complete their contributions in accordance with the date specified by the registration department for industry and commerce. Party A shall complete the formalities for the contribution in the form of expertise before the date. Party A and Party B shall pay the contributions in currency in a lump sum way before the date.
4.      Registered capital of "the company"

Both parties agree that the registered capital of "the company" is RMB 10 million Yuan.

SECTION 4 MANAGEMENT OF "THE COMPANY"
1. Both parties shall exercise the business and management powers in accordance with the proportion of stock in "the company".
2. Both parties agree that the board of directors shall be composed of 7 members with Party A appointing 3 and Party B appointing 4. Number of directors chosen by each party should keep the ratio of 3:4 for Party A and Party B respectively.
3. Both parties agree that Mr. Li Jianjun serves as Chairman of the board, and Mr. Zhang Fanqi serves as Vice Chairman of the board.
4.      Both parties agree that Mr. Li Jianjun is the legal representative.
5. Both parties agree that "the company" shall have a president, a deputy president (s) and other posts.

SECTION 5 COVENANTS
Responsibilities of each party are as follows:
1. Party A undertakes to coordinate the relations with the departments concerned, and promote sales.
2. Party A will bring into "the company" other business items suitable for it after agreed by both parties.
3. Party A shall assist "the company" to complete the construction of the Shaanxi computer and satellite broadband receiving networks as soon as possible, so that more and more schools will have access to the NCA/VE Morning Sun Resources Center to acquire the advanced education resources.
4. Both parties undertake to purchase "Tengtu web school platform", the resources in the Morning Sun Resources Center, the excellent domestic and foreign education resources database, education software or the similar products of other companies with low cost, and will settle accounts with "the company" with the purchase price.



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5.      Party B shall provide the equipment and resources management platforms on the satellite receiving end free of charge, and provide technical and business support to the construction and operation of the Shaanxi education resources center.
6. Party A shall coordinate with the Shaanxi Branch Company of Tengtu Culture and Education Electronics Developing Co., Ltd. to merge its business in Shaanxi into "the company".

Profits shall be shared as follows:
1. Both parties agree that for each set of "Tengtu school web platform" sold by "the company", Party A will directly get a profit of RMB 5000 Yuan. All expenses incurred in the sales and services shall be borne by Party B.
2. Both parties agree that because Party B has provided the equipment and resources management platform on the satellite receiving end free of charge, the resources usage fees paid by the related schools to "the company" for using the resources in the Morning Sun Resources Center for the first year shall be wholly given to Party B as compensation. The expenses incurred during the transportation, installation and training shall be borne by Party B. The resources usage fees paid by the related schools to "the company" for using the resources in the Morning Sun Resources Center from the second year will be owned by "the company" after deduction of the resources product cost.

This contract is made in four identical copies with each party holding two copies.

Shaanxi Provincial Center for Audio and Visual Education (sealed)
Signed by the authorized representative:
Date:

Beijing Tengtu Tiandi Network Co., Ltd. (sealed)
Signed by the authorized representative:
Date:






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